Exhibit 10.23

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

VICI PROPERTIES L.P.

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE

PARTNERSHIP, THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of October 6, 2017

Exhibits List

Exhibit A	NOTICE OF REDEMPTION	A-1

Exhibit B	CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED UNITS	B-1

AMENDED AND RESTATED

AGREEMENT OF

LIMITED PARTNERSHIP OF VICI PROPERTIES L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP OF VICI PROPERTIES L.P., dated as of October 6, 2017, is made and entered into by and among VICI Properties GP LLC, a Delaware limited liability company, as the General Partner and the Persons whose names are set forth on the Partnership Register as amended from time to time, as limited partners, and any Additional Limited Partner that is admitted from time to time to the Partnership.

WHEREAS, a Certificate of Limited Partnership of the Partnership was filed under the name Rubicon PCo LP with the Secretary of State of the State of Delaware on July 5, 2016, with the General Partner as the general partner;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the means the Delaware Revised Uniform Limited Partnership Act and any successor statute, as amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3.A hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 hereof and listed in the Partnership Register.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:

(i) increase such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.

“Adjustment Factor” means 1.0; provided, however, that in the event that: VICI REIT shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, other than REIT Shares or Capital Shares), which evidences of indebtedness or assets relate to assets not received by VICI REIT pursuant to a pro rata distribution by the Partnership, and to the extent such assets relate to the Golf Business TRS, amounts remain to be distributed to the Limited Partners other than VICI REIT pursuant to the proviso in the first sentence of Section 5.1, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (a) the numerator of which shall be such Value of a REIT Share as of the record date and (b) the denominator of which shall be the Value of a REIT Share as of the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any distribution or payment to all of the Partners holding Partnership Interests of such class or series correlative to the distribution or payment set forth in the preceding clauses, or effects any split or reverse split in respect of the Partnership Interests of such class or series correlative to the distribution or payment set forth in the preceding clauses. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Agreement of Limited Partnership of VICI Properties L.P., as now or hereafter amended, restated, modified, supplemented or replaced.

“Applicable Percentage” has the meaning set forth in Section 15.1.B hereof.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in its sole discretion. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Attorney in Fact” has the meaning set forth in Section 2.4 hereof.

“Available Cash” means the amount of cash available for distribution to the Partners, as determined by the General Partner, in its discretion, taking into consideration (i) necessary reserves for making investments, (ii) paying obligations of the Partnership and (iii) that VICI REIT is obligated to make certain distributions so as to maintain its REIT status and avoid corporate level taxes.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(i) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(ii) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Partnership for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv) In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is necessary or prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification, provided that such modification is not likely to have any material adverse effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership. The General Partner may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of VICI REIT now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State, as amended from time to time.

“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.

“Charter” means the charter of VICI Properties Inc., within the meaning of Section 1-101(e) of the Maryland General Corporation Law as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Limited Partner” means any Limited Partner solely to the extent of Common Units held by such Limited Partner.

“Common Partner” means any Partner solely to the extent of Common Units held by such Partner.

“Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Preferred Unit, or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof. The term “Consented” has a correlative meaning.

“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Common Limited Partners, unless there is another class of Partnership Units outstanding that are Limited Partner Interests, in which case the “Consent of the Limited Partners” shall also require the additional Consent of the Limited Partners of each class of Partnership Units (including a class of Preferred Units) to the extent the consent of such class is required (and based upon the requisite percentage of such class that is required for consent or to the extent such class may consent together with the Holders of Common Units as a single class) in the Partnership Unit Designation of such class; and which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion. Notwithstanding the foregoing, to the extent this Agreement requires the Consent of the Limited Partners but the Partnership does not have any Limited Partners at such time, such Consent shall not be required.

“Consent of the Partners” means the Consent of a Majority in Interest of the Common Partners; unless there is a class of Partnership Units outstanding other than Common Units, in which case the “Consent of the Partners” shall also require any additional Consent of the Partners holding such class of Partnership Units (including a class of Preferred Units) to the extent required (and based upon the requisite percentage of such class that is required for consent) in the Partnership Unit Designation of such class; and which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Partner in its sole and absolute discretion.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708), net of any liabilities assumed by the Partnership relating to such Contributed Property and any liability to which such Contributed Property is subject.

“Controlled Entity” means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner, such Partner’s Family Members, other Controlled Entities of such Partner or any of their respective Affiliates, (b) any trustee where such Partnership Interests will be held in trust where the sole beneficiaries are such

Partner, such Partner’s Family Members, other Controlled Entities of such Partner, or any of their respective Affiliates or Charities, (c) any partnership of which such Partner, such Partner’s Family Members, other Controlled Entities of such Partner or any of their respective Affiliates are the managing or general partners, (d) any limited liability company of which such Partner, such Partner’s Family Members, other Controlled Entities of such Partner or any of their respective Affiliates are the managers and (e) any investment fund whose investment manager is an Affiliate of the investment manager of such Partner or an Affiliate of such Partner, or any entity controlled by such an investment fund or whose investments are directed by such an investment manager.

“Cut-Off Date” means the tenth (10th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Delaware Courts” has the meaning set forth in Section 15.9.B hereof.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner in its sole discretion.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (iii) any grantor trust if (x) the sole owner of the assets of such trust in the case of a single-owner grantor trust or (y) the owner of the relevant portion of the assets of such trust in the case of a multiowner grantor trust, for federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership or VICI REIT.

“E&P Dividend” has the meaning set forth in Section 15.1.A hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Excess Units” means Common Units which have been tendered for Redemption to the extent the issuance of REIT Shares in exchange for such units would violate the Ownership Limit, after giving effect to any waivers or modifications of such restrictions by the General Partner.

“Existing Business” means the direct or indirect ownership or disposition of the Existing Properties and the management of the business and affairs of the Existing Properties and such other activities which are incidental thereto, in furtherance thereof or natural extensions thereof (including the expansion of such Existing Properties).

“Existing Properties” means the four golf course properties generally known as: Rio Secco, Henderson, Nevada; Cascata, Boulder City, Nevada; Chariot Run, Laconia, Indiana; and Grand Bear, Saucier, Mississippi.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage, civil union, domestic partnership or equivalent status), brothers and sisters, nieces and nephews, and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage, civil union, domestic partnership or equivalent status), brothers and sisters and nieces and nephews are beneficiaries.

“Flow Through Entity” has the meaning set forth in Section 3.3.C hereof.

“Flow Through Partners” has the meaning set forth in Section 3.3.C hereof.

“General Partner” means VICI Properties GP LLC, a Delaware limited liability company, and its successors and assigns as a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner pursuant to the Act and this Agreement and is listed as a general partner on the Partnership Register, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, which Partnership Interest may be expressed as a number of Common Units, Preferred Units or any other Partnership Units.

“Golf Business TRS” means VICI Golf LLC, a Delaware limited liability company and a “taxable REIT subsidiary”, as such term is defined in Section 856(l) of the Code, of VICI REIT that operates the Existing Business.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.

(b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in the following clauses (i) through (iv) and at the time of occurrence of an event described in the following clause (v) shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt:

(i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2; and

(vi) the issuance by the Partnership of a noncompensatory option (other than an option for a de minimis interest in the Partnership).

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided, however, that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.

“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, death, total physical disability, or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner in such capacity as a trustee, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy, insolvency of such Partner or the appointment of a trustee, receiver, fiduciary, custodian or other agent over the assets of such Partner that include such Partner’s interests in the Partnership. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or Liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or as a Limited Partner or (b) a member, manager, managing member, director or stockholder of the General Partner, VICI REIT or any Limited Partner, or an officer, employee or agent of the Partnership, the General Partner, VICI REIT or any Limited Partner and (ii) such other Persons (including Affiliates or employees of the General Partner, VICI REIT, any Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service.

“Lead Tendering Party” has the meaning set forth in Section 15.1.C(6)(ii) hereof.

“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner pursuant to the Act and this Agreement and is listed as a limited partner on the Partnership Register, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Common Units, Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.2.A hereof.

“Majority in Interest of the Common Limited Partners” means Limited Partners (other than any Limited Partner who is also VICI REIT, the General Partner or any Subsidiary of VICI REIT or the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Common Units (excluding Common Units held by VICI REIT, the General Partner or any Subsidiary of VICI REIT or the General Partner).

“Majority in Interest of the Common Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Common Units (including, without limitation, Common Units held by VICI REIT, the General Partner or any Subsidiary of VICI REIT or the General Partner).

“Market Price” has the meaning set forth in the definition of “Value.”

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the General Partner as a National Securities Exchange.

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;

(f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a

Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss.

“Net Proceeds” has the meaning set forth in Section 15.1.C hereof.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for, purchase or otherwise acquire REIT Shares or Capital Shares, excluding grants under any Equity Plan, or (ii) any Debt issued by VICI REIT that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.7042(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit A attached to this Agreement.

“Offered Shares” has the meaning set forth in Section 15.1.C(2) hereof.

“Offering Units” has the meaning set forth in Section 15.1.C(1) hereof.

“Original Agreement” has the meaning set forth in the Recitals.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of VICI REIT imposed under the Charter.

“Partner” means the General Partner or a Limited Partner, and “Partners” means VICI REIT and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means VICI Properties L.P., the limited partnership formed and continued under the Act and pursuant to this Agreement.

“Partnership Employee” means an employee or other service provider of the Partnership or of a Subsidiary of the Partnership, if any, acting in such capacity.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Common Units, Preferred Units or other Partnership Units; however, notwithstanding that the General Partner or VICI REIT and any Limited Partner may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Partnership Interests), the Partnership Interest held by VICI REIT or the General Partner or any other Partner and designated as being of a particular class or series shall not be deemed to be a separate class or series of Partnership Interest from a Partnership Interest having the same designation as to class and series that is held by any other Partner solely because such Partnership Interest is held by VICI REIT or the General Partner or any other Partner having different rights and privileges as specified under this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.7042(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional, undivided share of the Partnership Interests that the General Partner has authorized and caused the Partnership to issue pursuant to Section 4.1, 4.2 or 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units, including the Partnership Preferred Units issued to VICI REIT pursuant to Section 4.1.

“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Register” has the meaning set forth in Section 4.1 hereof.

“Partnership Unit” means a Common Unit, a Preferred Unit or any other unit of a fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof; provided, however, that Partnership Units comprising a General Partner Interest or a Limited Partner Interest shall have the differences in rights and privileges as specified in this Agreement.

“Partnership Unit Designation” has the meaning set forth in Section 4.2.A hereof.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, with respect to each Partner, as to any class of Partnership Interests, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of such class held by such Partner and the denominator of which is the total number of Partnership Units of such class held by all Partners.

“Permitted Transfer” means, with respect to any Limited Partner, (i) a Transfer of all or part of its Partnership Interest to any Family Member, any Charity, any Controlled Entity or any Affiliate, or (ii) a Pledge.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” means, with respect to any Limited Partner (other than VICI REIT), a Transfer by way of a pledge or granting of a security interest in all or any portion of its Partnership Interest to a lender or collateral agent as collateral or security for a bona fide loan or other extension of credit, and the subsequent Transfer of such Partnership Interest to such lender or collateral agent or other Person in connection with the exercise of remedies under such loan or extension of credit.

“Preferred Unit” means a fractional, undivided share of the Partnership Interests that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units that the General Partner has authorized pursuant to Section 4.2 hereof.

“Pricing Agreement” has the meaning set forth in Section 15.1.C(6)(ii) hereof.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of VICI REIT that permits participants to acquire REIT Shares using the proceeds of dividends paid by VICI REIT or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of VICI REIT the savings enjoyed by VICI REIT in connection with the avoidance of stock issuance costs, and (ii) not exceed 5% of the value of a REIT Share as computed under the terms of such plan.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act that is not an Unsuitable Person (as such term is defined in the Charter).

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner or VICI REIT.

“Redemption” has the meaning set forth in Section 15.1.A hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3.A(viii) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) VICI REIT or any Affiliate of VICI REIT to the extent such Person has in place an election to qualify as a REIT and (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12 hereof.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Share” means a share of common stock of VICI REIT, $0.01 par value per share, but shall not include any class or series of VICI REIT’s common stock classified after the date of this Agreement.

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that, in the event that VICI REIT issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling VICI REIT’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by VICI REIT, but only to the extent that such Tendered Units are not also entitled to receive a correlative amount of such Rights in respect of such Tendered Units.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of VICI REIT’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Safe Harbors” has the meaning set forth in Section 11.3.G hereof.

“SEC” means the Securities and Exchange Commission.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Single Funding Notice” has the meaning set forth in Section 15.1C(4) hereof.

“Specified Redemption Date” means the Business Day immediately following the last day of the Specified Redemption Period; provided, however, that in the event of a Stock Offering Funding pursuant to Section 15.1.C, unless otherwise specified in the Notice of Redemption that the Specified Redemption Date may not be deferred for a Stock Offering Funding, the Specified Redemption Date shall be deferred until the next Business Day following the date of the closing of the Stock Offering Funding.

“Specified Redemption Period” means the period specified in the Notice of Redemption as the Specified Redemption Period, which shall not be less than the close of business on the Business Day that such Notice of Redemption is given, or if no period is specified, the Specified Redemption Period shall be the (9) nine Business Days following receipt by the General Partner of a Notice of Redemption.

“Stock Offering Funding” has the meaning specified in Section 15.1.C(2).

“Stock Offering Funding Amount” has the meaning specified in Section 15.1.C(5) hereof.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person; provided, however, that with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of VICI REIT in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize VICI REIT’s status as a REIT or any Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and (i) Section 11.4 hereof or (ii) pursuant to any Partnership Unit Designation.

“Surviving Partnership” has the meaning set forth in Section 11.2.B(ii) hereof.

“Tax Items” has the meaning set forth in Section 6.4.A hereof

“Tendered Units” has the meaning set forth in Section 15.1.A hereof.

“Tendering Party” has the meaning set forth in Section 15.1.A hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.

“Transfer” means, when used with respect to a Partnership Unit, or all or any portion of a Partnership Unit, any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law (including by way of merger, consolidation, amalgamation or liquidation); provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption of Common Units by the Partnership, or acquisition of Tendered Units by VICI REIT, pursuant to Section 15.1 hereof or (b) any pledge, encumbrance, hypothecation or mortgage by the General Partner of all or any portion of its Partnership Interest, or (c) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Twelve-Month Period” means as to a Limited Partner, the later of (x) a twelve-month period ending on the day that is the first twelve-month anniversary of such Qualifying Party’s first becoming a Holder of Common Units, and (y) the twelve-month anniversary following the date that VICI REIT is first subject to the public reporting obligations under the Exchange Act.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date. The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any National Securities Exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors of VICI REIT or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the Board of Directors of VICI REIT. In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner on the basis of such quotations and other information as it considers appropriate.

“Vesting Date” has the meaning set forth in Section 4.4.C(2) hereof.

“VICI REIT” means VICI Properties Inc., a Maryland corporation and the sole member of the General Partner.

“Withdrawing Partner” has the meaning set forth in Section 15.1.C(6)(iii) hereof.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Partnership is a limited partnership formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name. The name of the Partnership is “VICI Properties L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners (or, in the sole discretion of the General Partner, earlier); provided, that the name of the Partnership may not be changed to include the name, or any variant thereof, of any Limited Partner without the written consent of such Limited Partner.

Section 2.3 Principal Office and Registered Agent; Principal Executive Office. The Partnership shall maintain a registered office at Corporation Service Company, 251 Little Falls Drive , City of Wilmington, New Castle County, Delaware 19808 or such other place within the State of Delaware as the General Partner may from time to time designate, and the registered agent of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, New Castle County, Delaware 19808, or such other registered agent in the State of Delaware as the General Partner may from time to time designate. The principal office of the Partnership is located at 8329 W. Sunset Road, Suite 210 Las Vegas, Nevada 89113 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Power of Attorney.

A. Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each (the “Attorney in Fact”), and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the Attorney in Fact deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the Attorney in Fact deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (c) all conveyances and other instruments or documents that the Attorney in Fact deems appropriate or necessary to reflect the dissolution and winding up of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the Attorney in Fact deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Attorney in Fact, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the Attorney in Fact to amend this Agreement except in accordance with Sections 5.4, 7.3.C, and 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the Attorney in Fact to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns, transferees and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the Attorney in Fact, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives, to the fullest extent permitted by law, any and all defenses that may be available to contest, negate or disaffirm the action of the Attorney in Fact, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the Attorney in Fact, within fifteen (15) days after receipt of the Attorney in Fact’s request therefor, such further designation, powers of attorney and other instruments as the Attorney in Fact deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4.B, to the fullest extent permitted by law, no Limited Partner shall incur any personal liability for any action of the Attorney in Fact taken under such power of attorney.

Section 2.5 Term. The term of the Partnership commenced on July 5, 2016, the date that the original Certificate was filed with the Secretary of State in accordance with the Act, and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

Section 2.6 Partnership Interests Are Securities. Each Partnership Interest in the Partnership shall constitute a “security” within the meaning of, and shall be governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

Section 2.7 Admission. The General Partner has been admitted as the general partner of the Partnership upon its execution of the Original Agreement and hereby continues as the general partner of the Partnership upon its execution of a counterpart hereof. A Person shall be admitted as a limited partner of the Partnership at the time that (a) this Agreement or a counterpart hereof is executed by or on behalf of such Person and (b) such Person is listed by the General Partner as a limited partner of the Partnership in the Partnership Register.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire or invest in any securities and/or loans relating to the Properties, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing; provided, that such business shall be limited to and conducted in such a manner as to permit VICI REIT at all times to qualify as a REIT, unless VICI REIT otherwise shall have ceased to, or VICI REIT determines pursuant to Section 5.6 of the Articles that VICI REIT shall no longer, qualify as a REIT. In connection with the foregoing, and without limiting VICI REIT’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge the status of VICI REIT as a REIT for U.S. federal income tax purposes and acknowledge that the avoidance of income and excise taxes on VICI REIT inures to the benefit of all the Partners and not solely to the General Partner or its Affiliates. Notwithstanding the foregoing, the Limited Partners agree that VICI REIT may terminate or revoke its status as a REIT under the Code at any time. The General Partner and VICI REIT shall also be empowered to do any and all acts and things necessary or prudent in its sole discretion to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

Section 3.2 Powers; Partner Authority and Responsibility.

A. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

B. Notwithstanding any other provision in this Agreement, the General Partner shall cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of VICI REIT, in its sole and absolute discretion, (i) could adversely affect the ability of the REIT Partner to satisfy the REIT Requirements, (ii) could subject VICI REIT to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code, (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over VICI REIT, its securities or the Partnership or (iv) could cause VICI REIT not to be in compliance in all material respects with any covenants, conditions or restrictions now or hereafter placed upon VICI REIT pursuant to an agreement to which it is a party, unless, in any such case, such action (or inaction) under clause (i), clause (ii), clause (iii) or clause (iv) above shall have been specifically Consented to by VICI REIT. The foregoing requirement, and all other requirements, limitations and/or restrictions set forth in this Agreement that are intended for VICI REIT to maintain compliance as a REIT (or that otherwise are intended to prevent any Taxes to be paid by VICI REIT while it has elected to be a REIT), shall be void and of no effect if VICI REIT otherwise shall have ceased to, or VICI REIT determines pursuant to Section 5.6 of the Articles that VICI REIT shall no longer, qualify as a REIT.

C. The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.3 Representations and Warranties by the Partners.

A. Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

B. Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), manager(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) or any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws, (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment, and (iii) without the Consent of the General Partner, it shall not take any action that would cause the Partnership at any time to have more than 100 partners, including as partners those Persons (“Flow Through Partners”) indirectly owning an interest in the Partnership through an entity treated as a partnership, Disregarded Entity, S corporation or grant or trust (each such entity, a “Flow Through Entity”), but only if substantially all of the value of such Person’s interest in the Flow Through Entity is attributable to the Flow Through Entity’s interest (direct or indirect) in the Partnership.

D. The representations and warranties contained in Sections 3.3.A, 3.3.B and 3.3.C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

E. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by the Partnership, the General Partner any Partner or any employee or representative or Affiliate of any of the foregoing, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

F. Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.3.A, 3.3.B and 3.3.C above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number, class and series of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Partnership Register”). The General Partner and the Initial Limited Partner own Partnership Units in the amount set forth in the Partnership Register as of the date of this Agreement. The Partnership Register shall not be part of this Agreement. The General Partner shall from time to time update the Partnership Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving or having an effect on Partnership Units. Any reference in this Agreement to the Partnership Register shall be deemed a reference to the Partnership Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Partnership Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Partnership Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Partnership Register relating to any Partner other than itself. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, a Partner shall, without such Partner’s consent, have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership.

Section 4.2 Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:

A. General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) in connection with any merger of any other Person into the Partnership or (iv) upon the contribution of property or assets to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”), without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests and; (f) any vesting conditions applicable to such class or series of Partnership Interests. Except as expressly set forth in any or as may otherwise be required under the Act, a Partnership Interest of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall, without the consent of any other Partners, amend the Partnership Register as appropriate to reflect such issuance.

B. Issuances to the General Partner or VICI REIT. No additional Partnership Units shall be issued to the General Partner or VICI REIT or any of their respective Subsidiaries that are not also Subsidiaries of the Partnership unless either: (1) the additional Partnership Interests are also offered to all other Partners holding Common Units in proportion to their respective Percentage Interests, (2) (a) the additional Partnership Units are (x) Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Interests (which may be Preferred Units but not Common Units) issued in connection with an issuance of Capital Shares, which Partnership Interests have substantially identical economic terms to such Capital Shares, and (b) VICI REIT or General Partner contributes to the Partnership the cash proceeds or other consideration (if any) received in connection with the issuance of such REIT Shares or Capital Shares except for any portion of such proceeds or consideration that VICI REIT determines to contribute to the Golf Business TRS, (3) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership or (4) the additional Partnership Units are issued pursuant to Section 4.3.B, Section 4.3.E, Section 4.4 or Section 4.5. Notwithstanding anything in this Agreement to the contrary, including, for the avoidance of doubt, the preceding subclauses (1) and (2), the General Partner shall take (and is hereby authorized to take) any and all actions as are required, and VICI REIT shall cooperate, in order to ensure that the number of outstanding Common Units held by VICI REIT is at all times equal to the number of outstanding REIT Shares.

C. No Preemptive Rights. Except as expressly provided in this Agreement or pursuant to any Partnership Unit Designation, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest or to otherwise make an additional Capital Contribution or, without limiting the restrictions set forth in Section 4.2.B above or Section 4.3 below, loan to the Partnership.

D. Acquisition of Limited Partner Interests by General Partner. Any Limited Partner Interests acquired by the General Partner shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner, including VICI REIT, may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 4.3 Additional Funds and Capital Contributions.

A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

B. Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners in such class of Partnership Units shall be adjusted to reflect the issuance of such additional Partnership Units.

C. Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner or VICI REIT) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

D. General Partner and VICI REIT Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner and/or VICI REIT if such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner or VICI REIT, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

E. Issuance of Securities by VICI REIT. VICI REIT shall not issue any additional REIT Shares, Capital Shares or New Securities unless VICI REIT contributes the cash proceeds or any other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Partnership Unit Equivalents; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Capital Shares or New Securities (a) pursuant to Section 4.4 or Section 15.1.B hereof, (b) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Capital Shares or New Securities to all of the holders of REIT Shares, Capital Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Capital Shares, or (d) upon a conversion, redemption, exchange or exercise of New Securities in exchange for cash proceeds to be used to operate or invest in assets of the Existing Business owned by the Golf Business TRS. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by VICI REIT, and the

contribution to the Partnership, by VICI REIT, of the cash proceeds or any other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by VICI REIT are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then VICI REIT shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by VICI REIT (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that VICI REIT issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Partnership Common Units or Partnership Equivalent Units to VICI REIT equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect (and taking into account any underwriter’s discount or other expenses in accordance with the preceding sentence), in accordance with this Section 4.3.E without any further act, approval or vote of any Partner.

Section 4.4 Equity Plans.

A. Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option granted for REIT Shares to a Person other than a Partnership Employee is duly exercised:

(1) VICI REIT, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to VICI REIT by such exercising party in connection with the exercise of such stock option.

(2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1) hereof, VICI REIT shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made, in consideration of additional Partnership Common Units, an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such stock option.

(3) VICI REIT shall be issued a number of Common Units in consideration of the deemed Capital Contribution as described in Section 4.4.A(2) hereof equal to the number of REIT Shares then being issued divided by the Adjustment Factor then in effect.

B. Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option granted for REIT Shares to a Partnership Employee is duly exercised:

(1) VICI REIT shall sell to the Optionee, and the Optionee shall purchase from VICI REIT, a number of REIT Shares equal to the number of REIT Shares the Optionee is entitled to receive pursuant to the exercise of the stock option multiplied by (a) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (b) the Value of the REIT Shares that the Optionee is entitled to receive. The purchase price per REIT Share for such sale of REIT Shares to the Optionee shall be the Value of a REIT Share as of the date of exercise of such stock option.

(2) VICI REIT shall sell to the Partnership (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, VICI REIT shall sell to such Subsidiary of the Partnership), and the Partnership (or such Subsidiary, as applicable) shall purchase from VICI REIT, a number of REIT Shares equal to (a) the number of REIT Shares as to which such stock option is being exercised less (b) the number of REIT Shares sold pursuant to Section 4.4.B(1) hereof. The purchase price per REIT Share for such sale of REIT Shares to the Partnership (or such subsidiary) shall be the Value of a REIT Share as of the date of exercise of such stock option.

(3) The Partnership shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, the Partnership shall transfer to such Subsidiary and such Subsidiary shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares described in Section 4.4.B(2) hereof.

(4) VICI REIT shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by VICI REIT in connection with the exercise of such stock option. In consideration of such Capital Contribution, VICI REIT shall be issued a number of Common Units equal to the total number of REIT Shares described in Sections 4.4.B(1) and 4.4.B(2) divided by the Adjustment Factor then in effect.

C. Stock Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than as a result of the exercise of stock options), any REIT Shares are issued to a Person other than a Partnership Employee in consideration for services performed for VICI REIT:

(1) VICI REIT shall issue such number of REIT Shares as are to be issued to such Person in accordance with the Equity Plan; and

(2) On the date that the Value of such shares is includible in taxable income of such Person or such other date as determined by the General Partner (the “Vesting Date”): (a) VICI REIT shall be deemed to have contributed the Value of such REIT Shares to the Partnership as a Capital Contribution, and (b) the Partnership shall issue to VICI REIT on the Vesting Date a number of Common Units equal to the number of newly issued REIT Shares divided by the Adjustment Factor then in effect.

D. Stock Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than as a result of the exercise of stock options), any REIT Shares are issued to a Partnership Employee (including any REIT Shares that are subject to forfeiture in the event such Partnership Employee terminates his employment by the Partnership or the Partnership Subsidiaries) in consideration for services performed for the Partnership or the Partnership Subsidiaries:

(1) VICI REIT shall issue such number of REIT Shares as are to be issued to the Partnership Employee in accordance with the Equity Plan;

(2) On the Vesting Date, the following events shall be deemed to have occurred: (a) VICI REIT shall be deemed to have sold such REIT Shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Subsidiary of the Partnership, to such Subsidiary) for a purchase price equal to the Value of such REIT Shares, (b) the Partnership (or such Subsidiary) shall be deemed to have delivered the REIT Shares to the Partnership Employee, (c) VICI REIT shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of a Subsidiary of the Partnership, the Partnership shall be deemed to have contributed such amount to the capital of such Subsidiary; and

(3) The Partnership shall issue to VICI REIT on the Vesting Date a number of Common Units equal to the number of newly issued REIT Shares divided by the Adjustment Factor then in effect in consideration for the Capital Contribution described in Section 4.4.D(2)(c) above.

E. Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Partnership or VICI REIT from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of VICI REIT, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Partnership or VICI REIT, amendments to this Section 4.4 may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners.

F. Issuance of Partnership Units. The Partnership is expressly authorized to issue Partnership Units in accordance with any duly authorized Equity Plan pursuant to this Section 4.4 without any further act, approval or vote of any Partner. Such Equity Plan may contain, in the General Partner’s discretion, such vesting provisions and terms relating to the rights of the participants in such Equity Plans to participate in allocations of Net Income and Net Loss and distributions (including, in the General Partner’s discretion, provisions designed to assure that grants under the Equity Plans constitute “profits interests” for federal income tax purposes).

Section 4.5 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received by VICI REIT in respect of any new REIT Shares issued pursuant to any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement shall be contributed by VICI REIT to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to VICI REIT a number of Partnership Common Units equal to the quotient of (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect.

Section 4.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7 Conversion or Redemption of Capital Shares; Issuance of Units.

A. Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications that are substantially the same as those of such Capital Shares (“Partnership Equivalent Units”) (for the avoidance of doubt, Partnership Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to such Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Partnership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

B. Redemption of Capital Shares or REIT Shares. Except as otherwise provided in this Agreement, if, at any time, any Capital Shares or REIT Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by VICI REIT for cash, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares or REIT Shares, redeem or repurchase an equal number of Partnership Equivalent Units held by VICI REIT upon the same terms and for the same price per Partnership Equivalent Unit as the terms and price in respect of the Capital Shares or REIT Shares that are redeemed or repurchased.

C. Issuance of Units Upon Certain Events. In the event that VICI REIT

(1) (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, then as of the date of such action by VICI REIT, the General Partner shall promptly cause the Partnership to issue additional Partnership Common Units to all Limited Partners (pro rata for their respective ownership of Partnership Common Units immediately prior to such issuance), split or subdivide the outstanding Partnership Common Units or effect a reverse unit split of Partnership Common Units or combination thereof, as the case may be, so as to maintain the same ratio of Partnership Common Units outstanding to REIT Shares outstanding immediately prior to any such action taken by VICI REIT; or

(2) distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares (other than REIT Shares issuable pursuant to a Qualified DRIP/COPP), at a price per share less than the

Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights, the General Partner shall cause the Partnership to issue to the Limited Partners (pro rata for their respective ownership of Partnership Common Units immediately prior to such issuance) rights, options or warrants to purchase Partnership Common Units on terms substantially similar to those of the applicable Distributed Rights at a price per Partnership Common Unit equal to the quotient obtained by dividing the price per share set forth in the applicable Distributed Right by the Adjustment Factor then in effect (each a “Partnership Right”), provided, however, that such Partnership Right shall not be exercisable unless and until the applicable Distributed Right becomes exercisable and VICI REIT may not exercise any Partnership Right except to the extent that the same amount of Distributed Rights have been exercised.

Section 4.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly-owned Subsidiary of the Partnership).

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall cause the Partnership to distribute at least quarterly an amount equal to 100% of Available Cash to the Holders as of any Partnership Record Date with respect to such quarter: (i) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); and (ii) second, with respect to any class(es) of Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); provided, however, that in the event that VICI REIT declares and pays any dividend of cash or assets to holders of the REIT Shares or Capital Shares from the cash flow or assets of the Golf Business TRS, each Limited Partner (other than VICI REIT) shall be paid in preference to any distribution to which VICI REIT is entitled under Clause (ii) an amount equal to the portion of any such dividend (or, in the case of a dividend of assets, the fair market value such portion of such dividend as determined in good faith by the General Partner) which such Limited Partner would have received on account of REIT Shares which such Limited Partner would have received if such Limited Partner’s Partnership Interest had been redeemed pursuant to Section 15.1.B hereof in exchange for REIT Shares immediately prior to the record date of such dividend by VICI REIT. The General Partner may, in its discretion and by means of a Partnership Unit

Designation, prorate distributions in respect of additional Percentage Interests that were not outstanding during the entire period in respect of which any distribution is made. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with VICI REIT’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable VICI REIT, for so long as VICI REIT has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (b) except to the extent otherwise determined by VICI REIT, eliminate any U.S. federal income or excise tax liability of VICI REIT.

Section 5.2 Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets or Partnership Units to the Holders, and such assets or Partnership Units shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4 Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized, without the consent of any other Partner, to make such revisions to this Article 5 and other provisions of this Agreement as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.

Section 5.5 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6.C hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations.

A. Except as otherwise provided in this Article 6, Net Income and Net Loss for any Partnership Year shall be allocated among the Holders so that their Capital Accounts as of the end of such Partnership Year are, as nearly as possible, equal to the amounts of distributions to which they would be entitled if the Partnership had sold all of its assets for their Gross Asset Values and paid all of its liabilities (limited, with respect to each Nonrecourse Liability of the Partnership, to the Gross Asset Value of the asset or assets securing such Nonrecourse Liability) as of the end of such Partnership Year, and then distributed the proceeds to the Partners in accordance with this Agreement, less with respect to each Holder, the following amounts calculated as of the end of such Partnership Year: (i) the sum of (x) such Holder’s share of Partnership Minimum Gain and Partner Minimum Gain immediately prior to such deemed sale of the Partnership’s assets and (y) the amount, if any, which such Holder is obligated to contribute to the capital of the Company as of the last day of such Partnership Year.

B. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.2 or 4.3, the General Partner shall, without the consent of any other Partner, make such revisions to this Section 6.2 or to Section 12.2.C or 13.2.A as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding.

Section 6.3 Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

A. Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3.A(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(iv) were not in the Agreement. It is intended that this Section 6.3.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such

Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(v) and Section 6.3.A(iv) hereof were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Common Units in accordance with their respective Percentage Interests with respect to Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.3.A(vi).

(vii) Curative Allocations. The allocations set forth in Sections 6.3.A(i), (ii), (iii), (iv), (v) and (vi) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

B. Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Common Units, except as otherwise determined by the General Partner.

Section 6.4 Tax Allocations.

A. In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2, 6.3 and 6.4 hereof.

B. Section 704(c) Allocations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Partnership with an initial Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation.

The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner.. Allocations pursuant to this Section 6.4.B are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

Section 6.5 Disregarded Entity. Notwithstanding anything in this Agreement to the contrary, for so long as the Partnership is treated as a disregarded entity for federal and applicable state and local income tax purposes, the provisions of this Article VI (other than this Section 6.5) and Sections 10.3, 10.5 and 13.3 shall not apply.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

A. Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right in its capacity as such to participate in or exercise control or management power over the business and affairs of the Partnership or otherwise bind or obligate the Partnership. The General Partner may not be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and a general partner under the Act and this Agreement and to effectuate the purposes of the Partnership including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit VICI REIT (so long as VICI REIT qualifies as a REIT), (a) to prevent the imposition of any federal income tax on VICI REIT (including, for this purpose, any excise tax pursuant to Code Section 4981), (b) to make distributions to is stockholders, and (c) payments to any taxing authority sufficient to permit VICI REIT to maintain REIT status or otherwise satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that the General Partner deems necessary for the conduct of the activities of the Partnership;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3) the taking of any and all acts necessary or prudent to ensure that the General Partner will maintain (x) any position, status or election of the General Partner or VICI REIT that the General Partner deems beneficial to the Partnership in its sole discretion, including without limitation, VICI REIT continuing to qualify as a REIT and its status and compliance with applicable law and best practices as a company with publicly traded securities and which makes filings and reports to the SEC under the Exchange Act and the Securities Act, and (y) any position, status or election of the Partnership that the General Partner deems beneficial to the Partnership in its sole discretion, including without limitation, that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;

(4) subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(5) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, but subject to the other terms hereof, the General Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, the making of expenditures and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(6) the purchase, sale, management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property or any part or interest thereof;

(7) the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, franchise agreements, licenses, rights of way and other property-related agreements, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s or any Subsidiary’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with (x) contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, and (y) Affiliates of the General Partner (but subject to compliance with Section 7.6 hereof);

(8) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(9) the selection and dismissal of officers and employees of the Partnership (if any), any Subsidiary of the Partnership or any Subsidiary of the General Partner or the General Partner (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents and the determination of their compensation and other terms of employment or hiring;

(10) the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership, any or any Subsidiary of the General Partner, the Partners (including, without limitation, the General Partner) and the officers and directors thereof as the General Partner deems necessary or appropriate;

(11) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation but subject to compliance with Sections 7.5 and 7.6 hereof, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner has an equity investment from time to time);

(12) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(13) the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(14) the taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Partnership in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required or advisable under the Exchange Act, the Securities Act, or by National Securities Exchange requirements, in each case whether applicable to the Partnership or VICI REIT or any of their respective Subsidiaries;

(15) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(16) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(17) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(18) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(19) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(20) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(21) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(22) the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(23) the giving or withholding of any consent or approval granted to the General Partner hereunder;

(24) an election to dissolve the Partnership pursuant to Section 13.1.B hereof;

(25) the determination regarding whether a payment to a Partner who exercises its Redemption Right under Section 15.1 will be paid in the form of cash or REIT Shares, except as such determination may be limited by the express terms of Section 15.1;

(26) the distribution of cash to acquire Common Units held by a Limited Partner in connection with a Redemption under Section 15.1 hereof;

(27) an election to acquire Tendered Units in exchange for REIT Shares (subject to the approval of the Board of Directors of VICI REIT on behalf of VICI REIT);

(28) the collection and receipt of revenues and income of the Partnership;

(29) the maintenance of the Partnership Register to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners with respect to the respective classes of Partnership Units as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Partnership Register otherwise is authorized by this Agreement; and

(30) the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange or trading forum.

B. Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document in writing, and (3) the authority of such officer with respect thereto.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, determines from time to time.

E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it, but shall be obligated to take such action as is necessary to ensure satisfaction of the REIT Requirements with respect to VICI REIT. To the fullest extent permitted by law, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement. Notwithstanding the foregoing, in connection with the acquisition of properties from Persons to whom the Partnership issues Partnership Interests as part of the purchase price, in order to preserve such Persons’ tax deferral, the Partnership may contractually agree not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

F. The determination as to any matter relating to the business and affairs of the Partnership, including the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner and shall not constitute a breach of this Agreement, of any agreement contemplated herein or therein, or of any duty hereunder or otherwise existing at law, in equity or otherwise, including any fiduciary duty: the amount of assets at any time available for distribution or the redemption of Common Units; the amount and timing of any distribution; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; the Gross Asset Value of any Partnership asset; the Value of any REIT Share; the amount of the Adjustment Factor at any time; any election, or failure to elect, to require the General Partner to acquire Tendered Units in exchange for REIT Shares; whether any acquisition of Tendered Units in exchange for REIT Shares would or might cause any Person to violate the Ownership Limit; the REIT Shares Amount at any time; any interpretation of this Agreement or the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

Section 7.2 Certificate of Limited Partnership. The General Partner may file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A hereof and the Act, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority.

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners, and may not, except to the extent necessary to ensure VICI REIT’s compliance with the REIT Requirements:

(1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act;

(3) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the General Partner or the Partnership from performing its specific obligations under Section 15.1 hereof in full or (b) a Limited Partner from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in either case, (x) such contractual restrictions that limit or prevent the General Partner from paying any Redemption under Section 15.1 in cash but which do not limit or prevent the General Partner or VICI REIT, as applicable, from paying any Redemption under Section 15.1 with the REIT Shares Amount, (y) with the Consent of each Limited Partner affected by the prohibition or restriction, or (z) in connection with or as a result of a Termination Transaction in accordance with Section 11.2.B(i) and/or (ii) hereof, does not require the Consent of the Limited Partners; or

(4) withdraw from the Partnership or Transfer any portion of the General Partners’ interest other than as expressly provided for in this Agreement.

B. Except as provided in Sections 5.4 and 7.3.C and hereof or as may be otherwise expressly provided for in this Agreement, the General Partner shall not, without the prior Consent of the Partners, amend, modify or terminate this Agreement.

C. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall have the power, without the Consent of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2) to reflect issuance of additional Partnership Units in accordance with the terms of this Agreement, the admission, substitution, termination or withdrawal of Partners, the Transfer of any Partnership Interest in accordance with this Agreement, and to amend the Partnership Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(3) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4, including, without limitation, amending Articles 5, 6, 8 and 13 hereof, to appropriately reflect the distributions, allocations, partnership rights and rights upon liquidation (including any preference, priority or subordination thereof) of the additional Partnership Interests so issued in accordance with the terms thereof;

(5) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6) (a) to reflect such changes as are reasonably necessary for VICI REIT to maintain its status as a REIT or to satisfy the REIT Requirements, (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner, VICI REIT and any Disregarded Entity with respect to the General Partner or VICI REIT or (c) to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;

(7) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(8) to reflect the issuance of additional Partnership Interests in accordance with Section 4.2;

(9) to reflect any modification to this Agreement permitted by Section 4.4.E or any other provision of this Agreement that authorizes the General Partner to make amendments without the consent of any other Person;

(10) to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion) in connection with any merger or consolidation of the Partnership with and into VICI REIT or any wholly-owned subsidiary of VICI REIT, or any Transfer by VICI REIT of its interest in the Partnership to any wholly-owned subsidiary of VICI REIT;

(11) to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion), including, without limitation, to the definition of “Adjustment Factor” to reflect the direct ownership of assets by the General Partner or VICI REIT, as applicable, as contemplated by Section 7.5; and

(12) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3.D; and

(13) to effect or facilitate a Termination Transaction that, in accordance with Section 11.2.B(i) and/or (ii), does not require the Consent of the Limited Partners and, if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Partnership have rights that are consistent with Section 11.2.B(ii).

D. Notwithstanding Sections 7.3.B, 7.3.C, 5.4 and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) adversely modify the limited liability of a Limited Partner in any material respect, (iii) adversely alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2.A(4) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as expressly permitted pursuant to Sections 4.2, 5.4, 7.3.C and Article 6 hereof), (iv) adversely alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof, or amend or modify any related definitions in a manner adverse to a Limited Partner seeking to exercise such rights, (v) alter or modify Section 11.2 hereof (except as permitted by Section 7.3.C(9) hereof), (vi) reduce any Limited Partner’s rights to indemnification; (vii) create any liability of any Limited Partner not already provided in this Agreement; (viii) amend, alter or modify this Section 7.3.D, (ix) admit any Person as a general partner of the Partnership other than in accordance with Section 12.1, or (x) otherwise materially and adversely affect the rights or obligations of a Common Limited Partner without affecting the rights or obligations of all Common Limited Partners having the same rights or obligations in the same manner. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified herein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4 Reimbursement of the General Partner.

A. The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).

B. Subject to Section 15.12 hereof and except as otherwise provided in any contract to which the Partnership is a party, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s, the General Partner’s, VICI REIT’s and any Subsidiary’s organization, business and operations. Subject to Section 15.12 hereof and except as otherwise provided in any contract to which the Partnership is a party, the Partnership shall be liable for, and shall reimburse the General Partner and VICI REIT, as applicable, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended by the General Partner or VICI REIT or their Subsidiaries in connection with the Partnership’s, the General Partner’s, VICI REIT’s or their Subsidiaries’ business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of the Partnership, the General Partner, VICI REIT and any Subsidiary, (ii) compensation of officers and employees of the Partnership, the General Partner, VICI REIT or any Subsidiary, (iii) director fees and expenses of the General Partner, VICI REIT or their Subsidiaries, (iv) any expenses incurred by VICI REIT or the General Partner in connection with the redemption or other repurchase of REIT Shares or Capital Shares, (v) any expenses incurred by VICI REIT or the General Partner in connection with an offering of REIT Shares, Capital Shares or New Securities (in lieu of being issued additional Common Units or Partnership Equivalent Units, in the discretion of the General Partner), (vi) any amounts paid by the General Partner, VICI REIT or their Subsidiaries for accounting, administrative, legal, technical, management and other services rendered to the Partnership, the General Partner, VICI REIT or their Subsidiaries, and (vii) all costs and expenses of VICI REIT being a public company, including, without limitation, costs of filings with the SEC, reports and distributions to its stockholders. The Partners acknowledge that all such expenses of the General Partner, VICI REIT and their Subsidiaries are deemed to be for the benefit of the Partnership. Such reimbursements shall be in addition to (without duplication of) any reimbursement of the General Partner, VICI REIT or their Subsidiaries as a result of indemnification pursuant to Section 7.7 hereof.

C. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the General Partner, VICI REIT or their Subsidiaries by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

D. The ownership of its assets, and the operation of, or for the benefit of, the Partnership, and the General Partner shall be reimbursed expenses it incurs relating to the Partnership’s ownership of its assets and the operation of, or for the benefit of, any reimbursement to the General Partner pursuant to Section 10.3.

Section 7.5 Outside Activities of the General Partner and its Affiliates. Neither the General Partner nor VICI REIT shall directly or indirectly enter into or conduct any business, other than in connection with, (a) with respect to the General Partner, the ownership, acquisition and disposition of Partnership Interests as the General Partner, (b) with respect to the General Partner, the management of the business and affairs of the Partnership, (c) with respect to VICI REIT, the operation of VICI REIT as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) with respect to VICI REIT, its operations as a REIT, (e) with respect to VICI REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests in VICI REIT and the Partnership, (f) financing or refinancing of any type related to the Partnership, the General Partner, VICI REIT or their Subsidiaries, and (g) with respect to VICI REIT, the ownership of the Golf Business TRS and the operation of the assets owned directly or indirectly thereby to operate the Existing Business and such activities as are incidental thereto or the financing thereof; provided, however, that, except as otherwise provided herein, any funds raised by VICI REIT pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership on equivalent terms, whether as Capital Contributions, loans or otherwise, as appropriate. The General Partner and VICI REIT shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) Partnership Interests as the General Partner or Limited Partner, (ii) equity of the Golf Business TRS and (iii) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1.D hereof and the requirements necessary for VICI REIT to qualify as a REIT and for the General Partner and VICI REIT to carry out their respective responsibilities contemplated under this Agreement and the Charter.

Section 7.6 Transactions with Affiliates.

A. The Partnership may lend or contribute funds or other assets to its Subsidiaries and other Persons in which the Partnership has a direct or indirect equity investment, and such Persons may borrow funds from the Partnership; provided that, except in the case of direct or indirect wholly owned Subsidiaries of the Partnership, such contribution or lending shall be on terms and conditions no less favorable to the Partnership in the aggregate than would be available from an unrelated third party, as determined by the General Partner in good faith. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

B. The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner believes, in good faith, to be advisable; provided that in no event shall the Partnership own securities of any entity to the extent such ownership would be inconsistent with the REIT Requirements.

C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership benefit plans (including plans provided for the issuance of Partnership Interests or options to purchase Partnership Interests) funded by the Partnership for the benefit of employees, directors or other service providers of or to the General Partner, the Partnership, VICI REIT, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership.

Section 7.7 Indemnification.

A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, whether by or in the right of the Partnership or otherwise that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance expenses to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, or (y) to indemnify an Indemnitee in connection with one or more claims or Actions involving such Indemnitee if such Indemnitee is found liable to the Partnership with respect to such claim or Action. If Indemnitee is entitled to indemnification hereunder with respect to one or more but less than all claims, issues or matters in any Action, the Partnership shall provide indemnification hereunder in connection with each such claim, issue or mater, allocated on a reasonable and proportionate basis.

B. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7 that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7. with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to pay or otherwise satisfy such indemnification obligation or to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

C. To the fullest extent permitted by law, subject to the last proviso of the first paragraph of Section 7.7.A., expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

D. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

E. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

F. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

G. In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

H. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

I. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

J. It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

K. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 7.8 Liability of the General Partner.

A. The Limited Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, VICI REIT, the Limited Partners and VICI REIT’s stockholders collectively; (ii) neither the General Partner generally nor VICI REIT nor the Board of Directors of VICI REIT specifically is under any obligation to give priority to the separate interests of the Limited Partners or VICI REIT’s stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions; and (iii) if there is a conflict between the interests of the stockholders of VICI REIT on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of VICI REIT or the Limited Partners and, in the event of such a conflict that cannot be resolved in a manner not adverse to both VICI REIT and its stockholders and to the Limited Partners, may be resolved in favor of VICI REIT and its stockholders, and any action or failure to act on the part of the General Partner that gives priority to the separate interests of VICI REIT or its stockholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate any duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing. The Limited Partners agree that the status of VICI REIT as a REIT and as a reporting company under Section 12 of the Exchange Act with the REIT Shares listed on an exchange is of benefit to the Partnership and that actions taken in good faith by the General Partner in support thereof shall be deemed actions taken for the benefit of the Partnership and all Partners including the Limited Partners.

B. Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been taken or omitted to be taken in good faith and shall not constitute a breach of any duty (including any fiduciary duty) or obligation arising at law or in equity or under this Agreement.

C. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, VICI REIT or any of VICI REIT’s directors or stockholders, or to any officers, employees, or agents of the General Partner or VICI REIT, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the VICI REIT directors or stockholders of VICI REIT or the officers of the General Partner or VICI REIT shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, except for any such losses sustained, liabilities incurred or benefits not derived as a result of: (i) an act or omission on the part of such Person that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such Person that such Person had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which such Person actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability to the Partnership and the Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E. Notwithstanding anything herein to the contrary, except for liabilities resulting from (i) an act or omission on the part of such Partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such Partner that such Partner had reasonable cause to believe was unlawful; or (iii) any transaction for which such Partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument to the fullest extent permitted by law, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners or to any other Person bound by this Agreement, including any damages arising out of the breach of any such Partner’s fiduciary duties as such duties may have been modified by this Agreement. Without limitation of the foregoing, no property or assets of such Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) or any other Person bound by this Agreement and arising out of, or in connection with, this Agreement.

F. To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the General Partner under the Act or otherwise existing at law or in equity to the Partnership or its partners, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

G. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner or the Liquidator is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner and the Liquidator, as applicable, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with the General Partner’s fiduciary duties and obligation under the implied contractual covenant of good faith and fair dealing under the Act.

H. Notwithstanding anything to the contrary in this agreement, it is understood and/or agreed that the term “good faith” as used in this agreement shall, in each case, mean “subjective good faith” as understood and interpreted under Delaware law; provided, however, that for the avoidance of doubt, any resolution of a conflict of interest between VICI REIT or the interests of stockholders of VICI REIT, on the one hand, and the Partnership or any Limited Partner on the other hand, in a manner favorable to VICI REIT or the interests of the stockholders of VICI REIT shall not be deemed a violation of such “subjective good faith” standard.

Section 7.9 Other Matters Concerning the General Partner.

A. The General Partner may rely in good faith and shall be protected from liability to the Partnership and the Partners in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and the General Partner shall be protected from liability to the Partnership and the Limited Partners for any act taken or omitted to be taken in good faith reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or agents or a duly appointed attorney or attorneys-in-fact. Each such officer, agent or attorney shall, to the extent authorized by the General Partner, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

D. Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of VICI REIT to continue to qualify as a REIT, (ii) for VICI REIT otherwise to satisfy the REIT Requirements, (iii) for VICI REIT to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any Affiliate to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Partners in such amounts as will permit VICI REIT to prevent the imposition of any federal income tax on VICI REIT (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit VICI REIT to maintain REIT status or otherwise to satisfy the REIT Requirements).

E. To the extent VICI REIT or its respective officers or directors or any other Indemnitee, take any action in the name or on behalf of the General Partner, in the General Partner’s capacity as the sole general partner of the Partnership, VICI REIT and its respective officers and directors or any other Indemnitee, shall be entitled to the same protection as the General Partner and its members, managers and agents.

Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner (including VICI REIT). The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability. No Limited Partner, in its capacity as such, shall have any liability under this Agreement except for intentional harm or gross negligence on the part of such Limited Partner or as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2 Management of Business. Subject to the rights and powers of the General Partner hereunder, no Limited Partner or Assignee (other than in its separate capacity as the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner (other than VICI REIT) and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner and VICI REIT), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article 5 and Article 6 hereof or otherwise expressly provided in this Agreement or in any Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, the General Partner shall deliver to each Limited Partner a copy of any information mailed or electronically delivered to all of the common stockholders of the General Partner as soon as practicable after such mailing.

B. The Partnership shall notify any Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3.B hereof immediately following the date such change becomes effective.

C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreement to keep confidential.

D. The General Partner shall have the authority (but is not obligated) to issue certificates evidencing the Partnership Units in accordance with Section 17-702(b) of the Act. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH (A) THE PROVISIONS OF THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VICI PROPERTIES L.P., AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME AND (B) ANY APPLICABLE FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS.

The General Partner may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Partnership alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by the General Partner, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Partnership a bond in such sums as the General Partner may direct as indemnity against any claim that may be made against the Partnership.

Section 8.6 Partnership Right to Call Limited Partner Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Common Units held by the Limited Partners are less than one percent (1%) of the total outstanding Common Units held by all Partners, the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Common Units held by Limited Partners by treating any such Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of Common Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.6, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 15.1.E(2) and 15.1.B hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

A. The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A, Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3 Reports.

A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of VICI REIT if such statements are prepared solely on a consolidated basis with VICI REIT, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of VICI REIT if such statements are prepared solely on a consolidated basis with VICI REIT, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

C. The General Partner shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website.

D. At the request of any Limited Partner, the General Partner shall provide access to the books, records and work papers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to any Contributed Property as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partnership and the Partners.

Section 10.3 Tax Matters Partner.

A. The General Partner shall be for federal (and applicable state and local) income tax purposes (i) in the case of Partnership Years beginning before January 1, 2018, the “tax matters partner” of the Partnership, as defined in Code Section 6231(a)(7), prior to enactment of P.L. 114-74, and (ii) in the case of Partnership Years beginning on or after January 1, 2018, the “partnership representative” of the Partnership, as such term is defined in Section 6223 as amended by P.L. 114-74 (collectively referred to hereinafter as the “Tax Matters Partner”). The Tax Matters Partner shall receive no compensation for its services. All third-party costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. The Tax Matters Partner will take no action which is reasonably expected to have a disproportionate adverse effect on one or more Partners (other than the REIT Partner) without such Partners’ written consent. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the Tax Matters Partner in discharging its duties hereunder.

B. The Tax Matters Partner is authorized, but not required:

(1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), provided that the Tax Matters Partner shall provide timely notice to each Partner of any tax audit or judicial review. In the settlement agreement with respect to any such proceedings, the Tax Matters Partner may expressly state that such agreement shall bind all Partners, except that, with respect to Partnership Years beginning before January 1, 2018, such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Partner (as the case may be) or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(2) in the event that, in the case of Partnership Years beginning before January 1, 2018, a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes, or in the case of Partnership Years beginning before January 1, 2018, a notice of final partnership adjustment (in each case, a “Final Adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3) in the case of Partnership Years beginning before January 1, 2018, to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6) to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the Tax Matters Partner in its capacity as such.

C. In the case of the payment by the Partnership of an assessed imputed underpayment in a Partnership Year beginning on or after January 1, 2018, the Tax Matters Partner is authorized to allocate the assessed amount among the Partners in a manner it deems equitable in its sole discretion.

Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within thirty (30) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made, provided that the Limited Partner shall not be required to repay such deemed loan if either (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Limited Partner receives written notice of such amount) until such amount is paid in full.

Section 10.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Section 709 of the Code.

ARTICLE 11

PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1 General Limitation on Transfer.

A. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

B. No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or the Act.

Section 11.2 Transfer of General Partner’s Partnership Interest.

A. Except as provided in Section 11.2.B or Section 11.2.C, and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest without the Consent of the Limited Partners. It is a condition to any Transfer of a Partnership Interest of a General Partner otherwise permitted hereunder that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

B. Except as provided in this Section 11.2.B or in Section 11.2.C, neither the General Partner nor VICI REIT shall, and the General Partner shall not permit the Partnership to, engage in any merger, consolidation or other combination with or into another Person, any sale of all or substantially all of its assets or any reclassification of or change in all of its outstanding REIT Shares or Partnership Interests (each, a “Termination Transaction”) unless any of clause (i), (ii) or (iii) below is satisfied:

(i) in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each holder of Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Common Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii) all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the Partnership immediately prior to the Termination Transaction are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) the Limited Partners who held Common Units (other than VICI REIT) immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) the rights of such Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such Persons pursuant to Section 11.2.B(i) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Units immediately prior to the consummation of such transaction, or, if the ultimate controlling Person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares; or

(iii) the terms of such Termination Transaction are otherwise approved by the Consent of the Limited Partners.

C. Subject to compliance with the other provisions of this Article 11, the General Partner may Transfer all of its Partnership Interests at any time to any Person that is, at the time of such Transfer, a wholly-owned Subsidiary of VICI REIT, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Limited Partners, and designate such wholly-owned Subsidiary to become the General Partner under Section 12.1.

D. Except in connection with Transfers permitted in this Article 11, the General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners.

Section 11.3 Limited Partners’ Rights to Transfer.

A. General. Except as provided in 11.3.B and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, no Limited Partner may Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner.

B. Transfers without the Consent of the General Partner. Each Limited Partner (other than VICI REIT), and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, may Transfer all or any portion of its Partnership Interest to any Person, without the Consent of the General Partner, but subject to the other provisions of Article 11 hereof, pursuant to (i) a Permitted Transfer or (ii) a Transfer that satisfies each of the following conditions:

(1) The transferor Limited Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner and VICI REIT, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. VICI REIT shall have ten (10) Business Days upon which to give the transferor Limited Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, VICI REIT may at its election deliver in lieu of all or any portion of such cash a note from VICI REIT payable to the transferor Limited Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of VICI REIT, divided by the Value of one (1) REIT share as of the closing of such purchase; and provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If VICI REIT does not so elect to purchase the Partnership Units, the transferor Limited Partner may, within the sixty (60) Business Day Period following the earlier of the expiration of the ten (10) Business Day period referred to in the second sentence of Section 11.3.B.1 or the affirmative election of VICI REIT not to purchase the Units, Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3. If the Limited Partner does not Transfer the subject Partnership Units within such period or, if such Transfer is not consummated within such sixty (60) Business Day Period in accordance with the terms hereof, the right provided hereunder shall be deemed to be revived and such Partnership Units shall not be sold to any Person unless re-offered to the General Partner in accordance with this Section 11.3.B(1).

(2) Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.

(3) Opinion of Counsel. The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner or Partnership Interests.

(4) Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) five hundred (500) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner, without, in each case, the Consent of the General Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(5) Exception for Permitted Transfers. The conditions of Sections 11.3.B(1) through 11.3.B(4) hereof shall not apply in the case of a Permitted Transfer.

C. Transferee Subject to Existing Restrictions. It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Twelve-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement or any contractual obligation (including any “lockup” agreement with any underwriter of the General Partner’s securities) with respect to such Transferred Partnership Interest, and no such Transfer shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Each transferee of any Transferred Partnership Interest shall be subject to any restrictions on ownership and transfer of stock of the General Partner contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

D. Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

E. Violation of Law. The General Partner may prohibit any Transfer otherwise permitted by a Limited Partner of his or her Partnership Units if it determines, based on the advice of counsel to the Partnership or the General Partner, that (i) such transfer would require the filing of a registration statement under the Securities Act or the Exchange Act by the Partnership, (ii) would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units or (iii) otherwise violate applicable law.

F. No Transfer of Component Parts. Except with the Consent of the General Partner, no Transfer may result in the transfer of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest.

G. No Potential Adverse Consequences. Except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could: (i) result in the Partnership being treated as an association taxable as a corporation; (ii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder; (iii) result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”); or (iv) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

H. Limitations on Transfers to Non-Recourse Lenders. No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.3.H, “Tendered Units” shall mean all such Partnership Units held by such lender).

Section 11.4 Admission of Substituted Limited Partners.

A. No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

B. Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend the Partnership Register to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

C. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5 Assignees. If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement; provided, however, that any Transfer in violation of Section 11.3.E or Section 11.6.D shall be void. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6 General Provisions.

A. No Limited Partner may withdraw from the Partnership other than as a result of: (i) a Transfer of all of such Limited Partner’s Partnership Units permitted in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner; (ii) a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation.

B. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Partnership Unit Designation shall cease to be a Limited Partner.

C. If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the Partnership pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a

Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, and otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

D. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by VICI REIT or any other acquisition of Partnership Units by the Partnership) be made: (i) to any Person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause VICI REIT, the General Partner or any General Partner Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for Federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Common Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable Federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer could (1) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (2) cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or (3) cause the Partnership to fail to qualify for at least one of the Safe Harbors; (xi) if such Transfer causes the Partnership (as opposed to VICI REIT) to become a reporting company under the Exchange

Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The General Partner shall, in its sole discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.

E. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise consents.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 hereof or pursuant to an appointment under Section 13.1.A and, in each case, who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer or appointment or as otherwise provided herein, upon the fulfillment of the conditions set forth in Section 11.2. Upon any such admission of any successor General Partner in accordance with this Section 12.1, the former General Partner shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner is hereby authorized to, and shall, carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments, which shall include a counterpart signature page to this Agreement, as may be required to effect the admission of such Person as a General Partner. Upon any such successor General Partner becoming the General Partner, the successor General Partner shall become the General Partner for all purposes herein, and shall be vested with the powers and rights of the General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall amend the Partnership Register to reflect the name, address and number and classes and/or series of Partnership Units of such successor General Partner. Other than pursuant to a Transfer pursuant to Section 11.2 or an appointment under Section 13.1.A, no Person may be admitted to the Partnership as a general partner.

Section 12.2 Admission of Additional Limited Partners.

A. A Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend the Partnership Register to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the Partnership Register, following the consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

D. Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the General Partner shall be deemed to be a “General Partner Affiliate” hereunder and shall be reflected as such on the Partnership Register.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. Without the consent of any other Partner, for the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of the Partnership Register) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner is hereby authorized to, and shall, continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A. the occurrence of an event of withdrawal (as defined in the Act) with respect to a General Partner; provided, the Partnership shall not be dissolved and required to be wound up in connection with any of the events specified in this clause (A) if (1) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and shall carry on the business of the Partnership, or (2) if at such time there is no remaining General Partner, if within 90 days after such event of withdrawal, a Majority in Interest of the Limited Partners agree in writing or vote to continue the business of the Partnership and to appoint, effective as of the date of withdrawal, one or more additional General Partners;

B. an election to dissolve the Partnership made by the General Partner, with the Consent of the Partners;

C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

D. at any time there are no limited partners of the Partnership, unless the Partnership is continued without dissolution in accordance with the Act.

Section 13.2 Winding Up.

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(1) First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(2) Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(3) Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(4) Fourth, to the Partners in accordance with Section 5.1.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C. To the fullest extent permitted by law, if any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder or as may otherwise be required with respect to the General Partner in its capacity as the general partner of the Partnership, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

D. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made pursuant to this Article 13 may be:

(1) distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent, conditional or unmatured liabilities or obligations of the Partnership arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner or the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

E. The provisions of Section 7.8 hereof shall apply to any Liquidator appointed pursuant to this Article 13 as though the Liquidator were the General Partner of the Partnership.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator), and the General Partner or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator).

Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the Secretary of State, at which time the Partnership shall terminate, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Section 562(b)(2)(B) of the Code, if necessary, in the sole and absolute discretion of the General Partner or Liquidator.

ARTICLE 14

PROCEDURES FOR ACTIONS AND

CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. In addition to the other provisions of this Agreement that permit amendments to this Agreement (including without limitation, pursuant to Section 7.3.C), Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding fifty percent (50%) or more of the Common Units held by Limited Partners and, except as set forth in Section 7.3.C and 7.3.D and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall be approved by the Consent of the General Partner and the Consent of the Partners. Such Amendment shall become effective following any such consent required hereunder, subject to Section 7.3.D. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.

Section 14.3 Actions and Consents of the Partners.

A. Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement or in any Partnership Unit Designation, the affirmative vote of the General Partner and the Majority in Interest of the Common Limited Partners shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

B. Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall, to the fullest extent permitted by law, constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C. Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

D. The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof

E. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Redemption Rights of Qualifying Parties.

A. After the applicable Twelve-Month Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Common Units held by such Tendering Party (Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Twelve-Month Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, however, that at the General Partner’s option, the General Partner first receives an opinion of counsel satisfactory to it in its sole and absolute discretion to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of the REIT Shares to the Tendering Party pursuant to Section 15.1.B of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i) the date the General Partner notifies the Tendering Party that the General Partner declines to acquire some or all of the Tendered Units under Section 15.1.B hereof following receipt of a Notice of Redemption and (ii) the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the tenth (10th) Business Day following the date on which the General Partner receives a Notice of Redemption from the Tendering Party.

B. Notwithstanding the provisions of Section 15.1.A hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in the General Partner’s sole and absolute discretion but subject to the Ownership Limit, as modified to take into account any waivers or modifications of such restrictions by the Board of Directors, elect to cause VICI REIT to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the

Tendered Units from the Tendering Party in exchange for REIT Shares. If the General Partner elects to cause VICI REIT to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the General Partner shall give written notice thereof to VICI REIT and the Tendering Party on or before the close of business on the Cut-Off Date. If the General Partner elects to cause VICI REIT to acquire any of the Tendered Units for REIT Shares, the General Partner shall direct VICI REIT to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1.B, in which case (1) VICI REIT’s issuance and delivery of the REIT Shares shall satisfy the Tendering Party’s exercise of its Redemption right with respect to such Tendered Units and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for the REIT Shares Amount. If the General Partner so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to VICI REIT in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit, as modified to take into account any waivers or modifications of such restrictions by the Board of Directors, to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by VICI REIT pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date that the General Partner has elected to cause VICI REIT to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by VICI REIT as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by VICI REIT pursuant to this Section 15.1.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause VICI REIT to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between VICI REIT and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by VICI REIT pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.

C. Notwithstanding Section 15.1.A or Section 15.1.B above:

(1) If a Qualifying Party has delivered to the General Partner a Notice of Redemption with respect to Excess Units (such Excess Units plus any other Tendered Units that such Qualifying Party agrees to treat as Excess Units, the “Offering Units”) and the General Partner is eligible to file a registration statement under Form S-3 (or any successor form similar thereto), then:

(2) (x) the General Partner shall be entitled, upon written notice to such Tendering Party, to either (1) cause the Partnership to redeem the Offering Units with the proceeds of an offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Stock Offering Funding”) of a number of REIT Shares (“Offered Shares”) equal to not less than the REIT Shares Amount with respect to the Offering Units pursuant to the terms of this Section 15.1.C; or (2) cause the Partnership to pay the Cash Amount with respect to the Excess Units pursuant to the terms of Section 15.1.A; provided, that if the General Partner fails to give notice of its exercise of the election described in this clause (x) within the period of time specified in Section 15.1.B for an election to deliver the REIT Shares Amount, it will be deemed to have elected not to purchase the Tendered Units through a Stock Offering Funding; and

(3) (y) the Tendering Party shall be entitled, upon written notice to the General Partner and the Partnership delivered concurrently with the Redemption Notice, to cause the Partnership to redeem the Offering Units with the proceeds of a Stock Offering Funding pursuant to the terms of this Section 15.1.C.

(4) In the event that either the General Partner or the Tendering Party elects a Stock Offering Funding, the General Partner may, in its sole discretion, on or prior to the Cut-Off Date, give notice (a “Single Funding Notice”) of such election to all Qualifying Parties and require that all Qualifying Parties elect whether or not to effect a Redemption to be funded through such Stock Offering Funding. In the event a Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Common Units to be made subject thereto in writing to the General Partner within 10 Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 15.1.C.

(5) In the event of a Stock Offering Funding, on the Specified Redemption Date (determined pursuant to the proviso in the definition thereof), the General Partner shall purchase each Offering Unit that is still a Tendered Unit on such date for cash in immediately available funds in the amount (the “Stock Offering Funding Amount”) equal to the net proceeds per Offered Share received by the General Partner from the Stock Offering Funding, determined after deduction of underwriting discounts and commissions but not deducting any other expenses such as legal and accounting fees and expenses, Securities and Exchange Commission registration fees, state blue sky and securities laws fees and expenses, printing expenses, FINRA filing fees and listing fees or other out-of-pocket expenses (the “Net Proceeds”).

(6) In the event of any Stock Offering Funding, the following additional terms and conditions shall apply:

(i) As soon as reasonably practicable after the Tendering Party or the General Partner elects to effect a Stock Offering Funding, the General Partner shall use its reasonable efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Offered Shares; provided, that, if the General Partner shall deliver a certificate to the Tendering Party stating that the General Partner has determined in the good faith judgment of the Board of Directors of the General Partner that such filing, registration or qualification would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on the General Partner and the Partnership, then the General Partner may delay making any filing or delay the effectiveness of any registration or qualification for the shorter of (a) the period ending on the date upon which such information is disclosed to the public or ceases to be material or (b) an aggregate period of ninety (90) days in connection with any Stock Offering Funding.

(ii) The General Partner shall advise each Tendering Party, regularly and promptly upon any request, of the status of the Stock Offering Funding process, including the timing of all filings, the selection of and understandings with underwriters, agents, dealers and brokers, the nature and contents of all communications with the Securities and Exchange Commission and other governmental bodies, the expenses related to the Stock Offering Funding as they are being incurred, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses relating to the Stock Offering Funding and the compliance by the General Partner with its obligations with respect thereto. The General Partner will have reasonable procedures whereby the Tendering Party with the largest number of Offered Units (the “Lead Tendering Party”) may select (x) the bookrunning managing underwriters or placement agents for the Stock Offering Funding and (y) the appropriate time, in consultation with any underwriters, for the marketing and pricing of the Stock Offering Funding. In addition, the General Partner and each Tendering Party may, but shall be under no obligation to, enter into understandings in writing (“Pricing Agreements”) whereby the Tendering Party will agree in advance as to the acceptability of a Net Proceeds amount at or below some agreed upon amount. Furthermore, the General Partner shall establish pricing notification procedures with each such Tendering Party, such that the Tendering Party will have the maximum opportunity practicable to determine whether to become a Withdrawing Partner pursuant to Section 15.1.C(6)(iii) below.

(iii) The General Partner will permit the Lead Tendering Party to participate in the pricing discussions for the Stock Offering Funding, and upon notification of the price per REIT Share in the Stock Offering Funding from the managing underwriter(s), in the case of a registered public offering, or lead placement agent(s), in the event of an unregistered offering, engaged by the General Partner in order to sell the Offered Shares, shall immediately use its reasonable efforts to notify each Tendering Party of the price per REIT Share in the Stock Offering Funding and resulting Net Proceeds. Each Tendering Party shall have one hour from the receipt of such written notice (as such time may be extended by the General Partner) to elect to withdraw its Redemption (a Tendering Party making such an election being a “Withdrawing Partner”), and Common Units with a REIT Shares Amount equal to such excluded Offered Shares shall be considered to be withdrawn from the related Redemption; provided that the General Partner shall keep each of the Tendering Parties reasonably informed as to the likely timing of delivery of its notice. If a Tendering Party, within such time period, does not notify the General Partner of such Tendering Party’s election not to become a Withdrawing Partner, then such Tendering Party shall, except as otherwise provided in a Pricing Agreement, be deemed not to have withdrawn from the Redemption, without liability to the General Partner. To the extent that the General Partner is unable to notify any Tendering Party, such unnotified Tendering Party shall, except as otherwise provided in any Pricing Agreement, be deemed not to have elected to become a Withdrawing Partner. Each Tendering Party whose Redemption is being funded through the Stock Offering Funding who does not become a Withdrawing Partner shall have the right, subject to the approval of the managing underwriter(s) or placement agent(s) and restrictions of any applicable securities laws, to submit for Redemption additional Common Units in a number no greater than the number of Common Units withdrawn. If more than one Tendering Party so elects to redeem additional Common Units, then such Common Units shall be redeemed on a pro rata basis, based on the number of additional Common Units sought to be so redeemed.

(iv) The General Partner shall take all reasonable action in order to effectuate the sale of the Offered Shares including, but not limited to, the entering into of an underwriting or placement agreement in customary form with the managing underwriter(s) or placement agent(s) selected for such underwriting by the General Partner. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or placement agent(s) advises the General Partner in writing that marketing factors require a limitation of the number of shares to be offered, then the General Partner shall so advise all Tendering Parties and the number of Common Units to be sold to the General Partner pursuant to the Redemption shall be allocated among all Tendering Parties in proportion, as nearly as practicable, to the respective number of Common Units as to which each Tendering Party elected to effect a Redemption, provided, that if the General Partner is also offering to sell shares for other purposes than to fund the redemption of the Offering Units and to pay related expenses, then those other shares shall be removed from the offering prior to removing shares the proceeds of which would be used to redeem Offering Units and to pay related expenses. No Offered Shares excluded from the underwriting by reason of the managing underwriter’s or placement agent’s marketing limitation shall be included in such offering.

(7) The General Partner may include securities for its own account in any offering made pursuant to Section 15.1C hereof, provided that the securities sold for the purpose of paying the Redemption for all Tendering Parties shall have priority over the securities included by the General Partner for its own account in the event that the underwriters or placement agents inform the General Partner that not all such securities can be accommodated in the offering.

D. Notwithstanding the foregoing, but subject to Section 15.1.C, no Limited Partner (i) shall be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange on the Specified Redemption Date could cause such Limited Partner or any other Person to violate the Ownership Limit after giving effect to any waivers or modifications of such restrictions by the Board of Directors and (ii) shall have any rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter after giving effect to any waivers or modifications of such restrictions by the Board of Directors. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 15.1.D, it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in any Cash Amount otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

E. Notwithstanding anything herein to the contrary (but subject to Section 15.1.D), with respect to any Redemption pursuant to Section 15.1.B hereof for exchange for REIT Shares pursuant to this Section 15.1:

(1) All Common Units acquired by the General Partner shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Common Units.

(2) Subject to the Ownership Limit, as modified to take into account any waivers or modifications of such restrictions by the Board of Directors of VICI REIT, no Tendering Party may effect a Redemption for less than one thousand (1,000) Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Common Units, all of the Common Units held by such Tendering Party, without, in each case, the Consent of the General Partner.

(3) If (i) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution, and (ii) the General Partner elects to cause VICI REIT acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 15.1.B, such Tendering Party shall pay to the General Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(4) The consummation of such Redemption (or an acquisition of Tendered Units by VICI REIT pursuant to Section 15.1.B hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(5) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Common Units for all purposes of this Agreement, until such Common Units are either transferred to or paid for by the Partnership or VICI REIT, as applicable, on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B hereof, the Tendering Party shall have no rights as a stockholder of the General Partner with respect to the REIT Shares issuable in connection with such acquisition.

F. In connection with an exercise of Redemption rights pursuant to this Section 15.1, except as otherwise Consented to by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by VICI REIT pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the Ownership Limit as modified to take into account any waivers or modifications of such restrictions by the Board of Directors of VICI REIT;

(2) A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by VICI REIT pursuant to Section 15.1.B hereof on the Specified Redemption Date; and

(3) An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by VICI REIT pursuant to Section 15.1.B hereof on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of their knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.F(1) or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by VICI REIT pursuant to Section 15.1.B hereof, neither the Tendering Party nor to the best of their knowledge any Related Party shall own REIT Shares in violation of the Ownership Limit, as modified to take into account any waivers or modifications of such restrictions by the Board of Directors of VICI REIT.

Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner, or Assignee at the address set forth in the Partnership Register or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.

Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4 Construction. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7 Waiver.

A. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of

Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

A. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

B. Unless otherwise agreed by the General Partner in writing, each Partner hereby (i) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) to the fullest extent permitted by law, irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) to the fullest extent permitted by law, agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.10 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding any provision in this Agreement or any Partnership Unit Designation to the contrary, including any provisions relating to amending this Agreement, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements to or with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, which have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or any Partnership Unit Designation, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, with respect to any period in which VICI REIT has elected to be treated as a REIT for federal income tax purposes, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3) that is not described in subsections (A) through (I) of Code Section 856(c)(2) or subsections (A) through (I) of Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of (a) four percent (4%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Partnership Year over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Section 856(c) of the Code); or

(ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Partnership Year over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Section 856(c) of the Code);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other Person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement; provided, that Indemnitees are intended third-party beneficiaries of Section 7.7. No creditor or other third party having dealings with the Partnership (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.15 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of VICI REIT or as members of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of VICI REIT or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of VICI REIT or any other matter.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

VICI PROPERTIES GP LLC, a Delaware limited liability company,

By:	/s/ John Payne
Name: John Payne
Its: President

LIMITED PARTNER:

VICI PROPERTIES INC., a Maryland corporation

By:	/s/ John Payne
Name: John Payne
Its: President

Signature Page to Partnership Agreement

EXHIBIT A

NOTICE OF REDEMPTION

To: VICI Properties GP LLC

[•]

[•]

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption Common Units in VICI Properties L.P. in accordance with the terms of the Agreement of Limited Partnership of VICI Properties L.P., dated as of                     , 2017 as amended (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

(a) undertakes (i) to surrender such Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1.F of the Agreement;

(b) directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) represents, warrants, certifies and agrees that:

(i) the undersigned Limited Partner or Assignee is a Qualifying Party,

(ii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,

(iii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and

(iv) the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d) acknowledges that he will continue to own such Common Units until and unless either (1) such Common Units are acquired by the General Partner pursuant to Section 15.1.B of the Agreement or (2) such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:

A-1

Name of Limited Partner or

Assignee:

(Signature of Limited Partner or

Assignee):

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed

by:

Issue Check Payable to:

Please insert social security or identifying number:

A-2

Issue Check Payable to:

Please insert social security or identifying number:

EXHIBIT B

CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED UNITS

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED UNITS

OF

VICI PROPERTIES L.P.

WHEREAS, provision for the making of this Certificate of Designation is contained in the order of the United States Bankruptcy Court for the Northern District of Illinois, dated as of January 17, 2017 confirming the Joint Plan of Reorganization of Caesars Entertainment Operating Company, Inc., and its affiliated debtors filed pursuant to section 1121(a) of chapter 11 of title 11 of the United States Code (the “Plan of Reorganization”);

WHEREAS, as of the date of this Certificate of Designation, VICI Properties Inc., a Maryland corporation (the “Corporation”), owns 100% of the membership interests in VICI Properties GP LLC, the general partner (in such capacity, the “General Partner”) of VICI Properties L.P., a Delaware limited partnership (the “Operating Partnership”), and is a limited partner in the Operating Partnership;

WHEREAS, the designation of preferred units of the Operating Partnership hereby is permitted by the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended from time to time (the “Partnership Agreement”);

WHEREAS, this designation of preferred units of the Operating Partnership is intended to provide for one such preferred unit to be issued to the Corporation for each share of its Series A Preferred Stock (as hereinafter defined) that is issued and outstanding; and

WHEREAS, this Certificate of Designation has been adopted by the General Partner pursuant to Section 4.2 of the Partnership Agreement and is attached as an exhibit thereto and incorporated by reference herein.

NOW THEREFORE, the General Partner hereby designates a series of preferred units and fixes the following powers, designations, preferences and other special rights of such preferred units, as follows:

Section 1. Designation and Amount. The units of such series shall be designated as “Series A Convertible Preferred Units” (the “Series A Preferred Units”) and the number of units constituting such series shall be twelve million (12,000,000) and any additional units issued pursuant to the terms of this Certificate of Designation.

Section 2. Maturity. The Series A Preferred Units shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption at the election of the Operating Partnership.

Section 3. Rank. The Series A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding-up of the affairs of the Operating Partnership, rank senior to all classes of the Common Units (as defined herein) and each other class of the Operating Partnership’s capital interests and any other class or series of preferred units established after the original issue date of the Series A Preferred Units (the original issue date of Series A Preferred Units, the “Issue Date”) (all such units, collectively, the “Junior Units”), except any such class or series of preferred units as is designated as senior or pari passu to the Series A Preferred Units.

Section 4. Definitions. As used herein, the following terms shall have the following meanings:

(A) “Accrued Distributions” shall mean, with respect to any unit of Series A Preferred Units, as of any date, the accrued and unpaid distributions on such unit (whether or not declared) from, and including, the most recent Distribution Payment Date (or the Issue Date, if such date is prior to the first Distribution Payment Date) to, but not including, such date.

(B) “Accumulated Distributions” means, with respect to any unit of the Series A Preferred Units, as of any date, the aggregate accumulated and unpaid distributions, if any, on such unit (whether or not declared) from the Issue Date to, but not including, the most recent Distribution Payment Date, and all unpaid Additional Payment and any unpaid additional amounts in respect of Breaches as set forth in Section 5(A)(i), if any, on such unit.

(C) “Additional Payment” with respect to any Series A Preferred Units that was required to be redeemed pursuant to Section 8 and were not so redeemed, an amount equal to 5% per annum of the consideration otherwise due and payable on the Series A Preferred Units not so redeemed in addition to any distributions on such Series A Preferred Units, compounding quarterly and accruing on a daily basis during the period from the original date of redemption through and including the actual redemption date of such Series A Preferred Units, payable only in U.S. dollars.

(D) “Breach” means any of the following events: (i) the Operating Partnership’s failure to pay distributions when due to the holder of the Series A Preferred Units as contemplated in this Certificate of Designation, (ii) the Operating Partnership’s failure to make any redemption payment pursuant to Section 8, (iii) the Operating Partnership’s failure to make any payment pursuant to Section 6, (iv) the Operating Partnership’s failure to convert Series A Preferred Units pursuant to Section 7, (v) to the extent not set forth in clauses (i) through (iv) of this definition, the Operating Partnership’s failure to satisfy any of its obligations or covenants set forth herein, and (vi) the Operating Partnership becoming the subject of a petition in bankruptcy or any proceeding related to insolvency, receivership, liquidation or comparable proceeding or any assignment for the benefit of creditors

(E) “Board” means the board of directors of the Corporation.

(F) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close.

(G) “Certificate of Designation” means this certificate of designation for the Series A Preferred Units, as such may be amended from time to time.

(H) “Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Operating Partnership as filed with the Secretary of State of the State of Delaware, as such may be amended from time to time.

(I) “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(J) “Common Units” means common units of the Operating Partnership or any other equity interest of the Operating Partnership into which such Common Units shall be reclassified or changed.

(K) “Common Shares” means the shares of common stock of the Corporation.

(L) “Continuing Directors” means (i) individuals who on the Issue Date constituted the Board or (ii) any new directors whose election or nomination was approved by at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved by holders of the Common Shares and Series A Preferred Stock.

(M) “Corporation” has the meaning given to such term in the Preamble.

(N) “Deemed Liquidation Event” means any of the following: (i) the lease of all or substantially all of the assets of either the Corporation or the Operating Partnership to a Person other than OpCo (or another subsidiary of OpCo necessary for the operation of the assets of the Corporation or the Operating Partnership, as the case may be) or the sale, distribution, transfer or conveyance of all or substantially all of the assets of either the Corporation or the Operating Partnership (in each case whether in one transaction or a series of transactions) to another Person (including any stockholder of the Corporation) or any Fundamental Transaction in respect of either the Corporation (as defined in the Series A Articles Supplementary) or the Operating Partnership (as defined herein); (ii) an acquisition of the Corporation by another Person by means of any transaction or series of transactions (including any reorganization, merger, consolidation or share transfer), where the stockholders of the Corporation immediately preceding such transaction own, following such transaction, less than 50% of the securities of the Corporation entitled to vote generally in the election of the Corporation’s directors; (iii) if any person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the SEC thereunder) is or becomes the “beneficial owner” (as determined in accordance with Rule 13d-3 of the Exchange Act, except that a person will be deemed to own any securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all classes of voting stock of the Corporation; (iv) on the first day on which a majority of the members of the Board does not consist of Continuing Directors; (v) on approval of a plan of liquidation or dissolution of the Corporation or the Operating Partnership; (vi) if the Corporation ceases to be a REIT or (vii) if the Corporation enters into any Non-REIT Transaction. Notwithstanding anything to the contrary herein or otherwise, neither the General Partner nor the Corporation shall take any actions that would cause clauses (i) or (ii) of this definition to occur unless the Operating Partnership or the Corporation, as the case may be, can satisfy all of its obligations under this Certificate of Designation or the Series A Articles Supplementary, as applicable, including its payment obligations, if any, after giving effect to the matters set forth in clauses (i) or (ii) of this definition, as applicable.

(O) “Distribution Payment Date” has the meaning given to such term in Section 5(B).

(P) “Distribution Record Date” has the meaning given to such term in Section 5(B).

(Q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(R) “Fundamental Transaction” means any recapitalization, reclassification or change of the Common Units (other than changes resulting from a subdivision, combination or reclassification of the type described in Section 7(D)(iii) of the Series A Articles Supplementary), a consolidation, merger (excluding a merger solely for the purpose of changing the Operating Partnership’s jurisdiction of organization) or combination involving the Operating Partnership, or a sale, lease or other transfer to another Person of all or substantially all of the assets of the Operating Partnership (or of the Operating Partnership and its subsidiaries on a consolidated basis), or any statutory share exchange, in each case as a result of which the Common Units would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof).

(S) “General Partner” has the meaning given to such term in the Preamble.

(T) “holder” means the beneficial holder of the Series A Preferred Units.

(U) “Implied Common Equity Value” shall mean $2,684.1 million.

(V) “Issue Date” has the meaning given to such term in Section 3.

(W) “Junior Units” has the meaning given to such term in Section 3.

(X) “Liquidation Event” means any voluntary or involuntary bankruptcy, reorganization, insolvency, liquidation, dissolution or winding-up of the affairs of the Operating Partnership or any other similar event or proceeding.

(Y) “Liquidation Preference” means, for each Series A Preferred Unit, the Original Issue Price, plus an amount equal to any Accumulated Distributions, if any, and Accrued Distributions, if any, to the date of payment of respect of Liquidation Preference.

(Z) “Non-REIT Transaction” shall mean any transaction or series of transactions, including by way of merger or consolidation, a sale of all or substantially all of the assets, stock sale or otherwise, which causes or is reasonably likely to cause the Corporation or any successor entity resulting from such transaction to cease being a REIT.

(AA) “Operating Partnership” has the meaning given to such term in the Preamble.

(BB) “OpCo” shall mean Caesars Entertainment Operating Company, Inc., a Delaware corporation.

(CC) “Original Issue Price” shall mean $25 per Series A Preferred Unit.

(DD) “Partnership Agreement” has the meaning given to such term in the Preamble.

(EE) “per annum” means per calendar year from January 1 until December 31.

(FF) “Person” means any person, including without limitation any syndicate or group, that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the SEC thereunder.

(GG) “Plan of Reorganization” has the meaning given to such term in the Preamble.

(HH) “REIT” means a real estate investment trust within the meaning of Section 856 of the Code.

(II) “SEC” means the U.S. Securities and Exchange Commission.

(JJ) “Securities Act” means the Securities Act of 1933, as amended.

(KK) “Series A Articles Supplementary” means the Articles Supplementary for the Series A Preferred Stock, as such may be amended from time to time.

(LL) “Series A Preferred Stock” means the shares of preferred stock of the Corporation as designated by the Series A Articles Supplementary.

(MM) “Special Distribution” shall mean the amount per Common Unit of any extraordinary distribution, special distribution or other distribution that is not a regular quarterly cash distribution.

(NN) “Yield” means the greater of 5% per annum and the distribution rate per annum resulting from (i) the aggregate amount of distributions (including Special Distributions, if any) declared payable to the holders of the Common Units as of the record date for the Common Units, if such date is concurrent with the Distribution Record Date, or the most recent record date, if any, following the most recent Distribution Record Date if such record date is not concurrent, divided by (ii) the Implied Common Equity Value.

Section 5. Distributions.

(A) The holder of the Series A Preferred Units is entitled to receive, when, as and if authorized by the General Partner, cumulative preferential distributions, payable in the manner and at the times provide for in Section 5(B) below, at the rate of the Yield multiplied by the Original Issue Price, payable only in additional Series A Preferred Units; provided, that (i) in the event of a Breach other than a Breach due to a failure to redeem Series A Preferred Units in accordance with Section 8, the distribution rate of the Series A Preferred Units shall increase by an increment of 2% per annum (such increment payable solely in U.S. dollars) which amount shall be cumulative, accrue daily and compound quarterly during the period starting from the date of occurrence through and including the date that the Breach is cured and (ii) in the event of a Breach due to a failure to redeem Series A Preferred Units in accordance with Section 8, the holder shall be entitled to the Additional Payment, payable quarterly in conjunction with the payment of distributions on the Series A Preferred Units as provided for in Section 5(B). For the avoidance of doubt, the holder of the Series A Preferred Units shall be entitled to receive only a single 2% per annum distribution rate increase during the continuance of any one or more Breaches subject to clause (i) and the holder shall be entitled to only a single Additional Payment during the continuance of a Breach subject to clause (ii).

(B) Distributions on the Series A Preferred Units shall be cumulative, accrue daily and compound quarterly at the Yield from the most recent date to which distributions have been paid, or if no distributions have been paid, from the Issue Date and shall be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day commencing January 15, 2018 (each, a “Distribution Payment Date”) in the form of additional Series A Preferred Units, as calculated based on the Liquidation Preference (other than amounts in respect of Breaches as described in Section 5(A)). Any distribution payable on the Series A Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to the holder of the Series A Preferred Units as it appears in the unit records of the Operating Partnership at the close of business on the applicable record date, which shall be the date set by the General Partner or, if not set, the last day of the calendar month immediately preceding the applicable Distribution Payment Date (each, a “Distribution Record Date”).

(C) No distributions on the Series A Preferred Units payable in respect of Breaches as described in Section 5(A) shall be authorized by the General Partner or paid or set apart for payment by the Operating Partnership if such declaration or payment would be prohibited by law.

(D) Notwithstanding the foregoing Section 5(C), distributions on the Series A Preferred Units will accrue daily whether or not the Operating Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared or set aside. Accrued but unpaid distributions on the Series A Preferred Units will not bear interest and the holder of the Series A Preferred Units will not be entitled to any distributions in excess of the full cumulative and compounded distributions described above. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such units that remains payable.

(E) No distributions (other than a distribution payable solely in Junior Units, cash in lieu of fractional units or cash paid upon redemption of Common Units in accordance with the terms of the Partnership Agreement) will be declared, made or paid or set apart for payment on any Junior Units, nor may any Junior Units be redeemed, purchased or otherwise acquired for any consideration (other than repurchases pursuant to binding contractual commitments of Junior Units held by employees, directors or consultants upon termination of their employment or services, the exercise of options settled in Junior Units, or as a result of forfeiture of Junior Units held by past and present employees or directors for tax withholding purposes) by the Operating Partnership or on its behalf (except by conversion of the Series A Preferred Units into or exchange for Junior Units or exchange of Junior Units for securities of the Corporation in accordance with the terms of the Partnership Agreement) unless full Accrued Distributions and Accumulated Distributions have been or contemporaneously are declared and paid, or, in the case of distributions payable in respect of Breaches as described in Section 5(A) above, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series A Preferred Units for all distribution periods ending on or prior to the date of such declaration, payment, redemption, purchase or acquisition; provided, that the foregoing restriction will not limit the acquisition of Common Units or the declaration or payment of cash distributions on Common Units solely to the extent necessary to preserve the Corporation’s qualification as a REIT.

(F) The holder of the Series A Preferred Units at the close of business on a Distribution Record Date shall be entitled to receive the distribution payment on those units on the corresponding Distribution Payment Date notwithstanding the conversion of such units following that Distribution Record Date or the Operating Partnership’s default in payment of the distribution due on that Distribution Payment Date. In the event the holder of Series A Preferred Units on a Distribution Record Date surrenders (or whose transferee surrenders) any units for conversion on the corresponding Distribution Payment Date, the holder shall receive the distribution payable by the Operating Partnership on the Series A Preferred Units on that date, and the holder need not include payment in the amount of such distribution upon surrender of the Series A Preferred Units for conversion.

Section 6. Liquidation Preference.

In the event of any distributions in respect of Series A Preferred Stock in connection with a Liquidation Event or Deemed Liquidation Event, each Series A Preferred Unit shall be entitled to receive substantially concurrently the same consideration (if cash) or similar consideration (if other than cash) that is received by each corresponding share of Series A Preferred Stock in such Liquidation Event or Deemed Liquidation Event.

Section 7. Conversion of Series A Preferred Units held by the Corporation. In the event of a conversion of shares of Series A Preferred Stock into Common Shares (w) at the option of the holders of Series A Preferred Stock, (x) at the option of the Corporation, (y) as a result of any mandatory conversion of the Series A Preferred Stock pursuant to Section 9 or (z) otherwise under the terms of the Series A Articles Supplementary, then, upon conversion of such shares of Series A Preferred Stock, the General Partner shall convert or cause the conversion of an equal whole number of Series A Preferred Units into Common Units as such shares of Series A Preferred Stock are converted into Common Shares. For the avoidance of doubt, in the event of a mandatory conversion of the Series A Preferred Stock pursuant to Section 9 or otherwise under the terms of the Series A Articles Supplementary, the Common Units provided upon conversion of the Series A Preferred Units under this Section 7 shall be deemed to be the full payment and satisfaction of any and all distributions accruing and unpaid from and after the Issue Date up to and including the date of such mandatory conversion and no further effect will be given to such distribution nor will any additional consideration be due and payable in respect thereof. In the event of a conversion of shares of Series A Preferred Stock into Common Shares, (a) to the extent the Corporation is required to pay cash in lieu of fractional Common Shares pursuant to the Series A Articles Supplementary in connection with such conversion, the Operating Partnership shall distribute an equal amount of cash to the Corporation and (b) to the extent the Corporation receives cash proceeds in addition to the shares of Series A Preferred Stock tendered for conversion, the Corporation shall contribute such proceeds to the Operating Partnership. Except as provided in the preceding sentence, the Corporation may not elect under this Certificate of Designation to convert shares of Series A Preferred Units held by it into Common Units.

Section 8. Redemption of Series A Preferred Units held by the Corporation. In the event of the redemption of shares of Series A Preferred Stock at the option of the holders of Series A Preferred Stock or otherwise as provided by the terms of the Series A Articles Supplementary, then, upon the redemption of such shares of Series A Preferred Stock, the General Partner shall redeem or cause the redemption of an equal number of Series A Preferred Units for an amount of consideration per Series A Preferred Unit that is redeemed equal to the amount of consideration for each share of Series A Preferred Stock that has been redeemed. Except as provided in the preceding sentence, the Corporation may not elect under this Certificate of Designation to redeem Series A Preferred Units held by it.

Section 9. Other Provisions.

(A) Unless otherwise specified in this Certificate of Designation, all notices provided hereunder shall be given by first-class mail to the record holder of Series A Preferred Units at the holder’s address as the same appears on the books of the Operating Partnership. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(B) The Series A Preferred Units shall be issuable only in whole units.

(C) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay.

(D) The holder of Series A Preferred Units shall not be entitled to any preemptive rights to acquire additional capital interests of the Operating Partnership.

<signature page follows>

IN WITNESS WHEREOF, the Operating Partnership has caused this Certificate of Designation to be signed this      day of October, 2017.

VICI Properties L.P.

By:	VICI Properties GP LLC, its General Partner

By:	VICI Properties Inc.

By:
Name:
Title: